UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2007

Commission File Number: 000-32865

WORDLOGIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

650 West Georgia Street, Suite 2400
Vancouver, British Columbia, Canada V6B 4N7
(Address of principal executive offices)

(604) 257-3660
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Items

On November 6, 2007 Wordlogic Corporation (the "Company"), through its subsidiary 602531 British Columbia Ltd., was granted U.S. Patent No. 7,293,231, titled “Data Entry for Personal Computing Devices”, from the U.S. Patent and Trademark Office.
U.S. Patent No. 7,293,231 relates to various methods, systems, devices and computer-readable media for use in connection with computer-assisted data entry. The patent contains 116 claims relating to various aspects of computer-assisted data entry.

Related Cases

The Company has six additional patent applications pending in the U.S. Patent and Trademark Office in connection with U.S. Patent No. 7,293,231 – three divisional patent applications (US11/133,779, US11/134,759 and US11/134,810) and three continuation applications (US11/871,887, US11/871,900 and US11/871,904). These six additional patent applications have further claims directed to various aspects of computer-assisted data entry. These additional patent applications are in the name of the Company’s subsidiary 602531 British Columbia Ltd., and are based on and claim the benefit of U.S. Patent No. 7,293,231.

A copy of the Patent can be obtained from the USPTO web site, located at www.uspto.gov or visit our web site at www.wordlogic.com to obtain a direct link to the patent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORDLOGIC CORPORATION
(Registrant)

Date: November 9, 2007	By:	/s/ Frank Evanshen
Chief Executive Officer